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                                                                 Exhibit (8) (g)

                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT made as of the 1st day of January, 2002, by and between the PBHG INSURANCE SERIES FUND ("FUND"), a Delaware business trust, PILGRIM BAXTER & ASSOCIATES, LTD. ("ADVISER"), a Delaware corporation, and MONY LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of New York having its principal place of business at 1740 Broadway, New York, New York 10019.

     WHEREAS, FUND is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "`40 Act"), as an open-end, diversified management investment company; and

     WHEREAS, FUND is organized as a series fund comprised of several Portfolios ("Portfolios"), with those currently available being listed on Appendix A hereto; and

     WHEREAS, FUND was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies"); and

     WHEREAS, FUND may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

     WHEREAS, FUND has received an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the `40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the FUND to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

     WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having FUND as one of the underlying funding vehicles for such Variable Contracts; and

     WHEREAS, ADVISER is registered with the SEC as an investment ADVISER under the Investment ADVISERs Act of 1940, as amended and acts as the FUND's investment ADVISER; and

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     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of FUND to fund the aforementioned Variable Contracts and FUND is authorized to sell such shares to LIFE COMPANY at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, FUND, and ADVISER agree as follows:

                         Article I. SALE OF FUND SHARES

     1.1 FUND agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed on Appendix B for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in FUND's Registration Statement.

     1.2 FUND agrees to sell to LIFE COMPANY those shares of the selected Portfolios of FUND which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by FUND or its designee of the order for the shares of FUND. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of FUND for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by FUND; provided that LIFE COMPANY receives the order by the earlier of
(i) 4:00 p.m. New York time or (ii) the close of trading on the floor of the New York Stock Exchange and FUND receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as FUND and LIFE COMPANY may agree in writing) of such order by 8:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which FUND calculates its net asset value pursuant to the rules of the SEC.

     1.3 FUND agrees to redeem on LIFE COMPANY's request, any full or fractional shares of FUND held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by FUND or its designee of the request for redemption, in accordance with the provisions of this agreement and FUND's Registration Statement. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of FUND for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by FUND; provided that LIFE COMPANY receives the request for redemption by the earlier of (i) 4:00 p.m. New York time or (ii) the close of trading on the floor of the New York Stock Exchange and FUND receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as FUND and LIFE COMPANY may agree in writing) of such request for redemption by 8:00 a.m. New York time on the next following Business Day.

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     1.4 FUND shall furnish, on or before the ex-dividend date, notice to LIFE
COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of FUND. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. FUND shall notify LIFE COMPANY or its designee of the number of shares so issued as payment of such dividends and distributions.

     1.5 FUND shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 7:00 p.m. New York time. In the event the FUND is unable to meet the 7:00 p.m. time stated herein, it shall provide additional time for the LIFE COMPANY to place orders for the purchase and redemption of shares. Such additional time shall equal the additional time which the FUND takes to make the net asset value available to the LIFE COMPANY. If (a) (i) LIFE COMPANY, through no fault of LIFE COMPANY, fails to receive net asset value information from FUND by 7:00 pm, (ii) LIFE COMPANY is unable to obtain such net asset value information from another recognized source such as Bloomberg using FUND's ticker symbol, (iii) LIFE COMPANY fails to notify FUND by 7:15 pm that it failed to receive and obtain such net asset value information and (iv) FUND, through no fault of FUND, fails to provide LIFE COMPANY with such net asset value information by 8:00 pm or (b) FUND provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. Furthermore, the ADVISER shall be liable for the reasonable administrative costs incurred by LIFE COMPANY in relation to the correction of any material error. Administrative costs shall include reasonable allocation of staff time, cost of outside service providers, printing and postage.

     1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of FUND shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to FUND by LIFE COMPANY by 9:00 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

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     1.7  If LIFE COMPANY's order requests the purchase of FUND shares, LIFE
COMPANY shall pay for such purchase by wiring federal funds to FUND or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, FUND shall use its best efforts to wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require FUND to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to LIFE COMPANY within three Business Days or such longer period permitted by the `40 Act or the rules, orders or regulations thereunder and FUND shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time the same Business Day that LIFE COMPANY transmits the redemption order to FUND.

     1.8 FUND agrees that all shares of the Portfolios of FUND will be sold only to Participating Insurance Companies which have agreed to participate in FUND to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of FUND will not be sold directly to the general public.

     1.9 FUND may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of or liquidate any Portfolio of FUND if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors of the FUND (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

     1.10 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.

                   Article II. REPRESENTATIONS AND WARRANTIES

     2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that MONY Securities Corporation, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "`34 Act").

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     2.2  LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the `40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

     2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "`33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with applicable state insurance law suitability requirements.

     2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify FUND immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5 FUND represents and warrants that the FUND shares offered and sold pursuant to this Agreement will be registered under the `33 Act and sold in accordance with all applicable federal and state laws, and FUND shall be registered under the `40 Act prior to and at the time of any issuance or sale of such shares. FUND, subject to Section 1.9 above, shall amend its registration statement under the `33 Act and the `40 Act from time to time as required in order to effect the continuous offering of its shares. FUND shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by FUND.

     2.6 FUND represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

     2.7 FUND represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

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     2.8. ADVISER represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

                  Article III. PROSPECTUS AND PROXY STATEMENTS

     3.1 FUND shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of FUND. FUND shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

     3.2 At least annually, FUND or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus for the shares of the Portfolios as LIFE COMPANY may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. FUND or its designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus for the shares as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by LIFE COMPANY in lieu thereof, FUND or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus for the Variable Contracts, prospectuses of other funds offered under the Variable Contracts, and the prospectus for the FUND shares printed together in one document. The expenses of such printing will be apportioned between (a) LIFE COMPANY and (b) FUND in proportion to the number of pages of the Variable Contract and FUND's prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; FUND to bear the cost of printing the FUND's prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the FUND's shares and LIFE COMPANY to bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, LIFE COMPANY shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the FUND's shares. In the event that LIFE COMPANY requests that FUND or its designee

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provide FUND's prospectus in a "camera ready" or diskette format, FUND shall be responsible for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

     ADVISER will provide LIFE COMPANY, at the ADVISER's expense, with as many copies of the SAI and any supplements thereto as LIFE COMPANY may reasonably request for distribution, at the ADVISER's expense, to prospective Variable Contract owners and applicants. The FUND will provide, at the FUND's expense, as many copies of the SAI as necessary for distribution, at the FUND's expense to any existing Variable Contract owner who request such statement or whenever state or federal law requires that such statement be provided. The FUND will provide the copies of the SAI to LIFE COMPANY or to its mailing agent.

     Furthermore, the FUND at its expense, will provide LIFE COMPANY or its mailing agent with copies of its proxy material, if any, reports to existing shareholders/Variable Contract owners and other permissible communications to existing shareholders/Variable Contract owners in such quantity as LIFE COMPANY will reasonably require for distribution, at the Fund's expense.

     3.3 FUND will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide FUND with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

                           Article IV. SALES MATERIALS

     4.1 LIFE COMPANY will furnish, or will cause to be furnished, to FUND and ADVISER, each piece of sales literature or other promotional material in which FUND or ADVISER is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if FUND or ADVISER objects to its use in writing within ten (10) Business Days after receipt of such material.

     4.2 FUND and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE

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COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within ten (10) Business Days after receipt of such material.

     4.3 FUND and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

     4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of FUND or concerning FUND other than the information or representations contained in a registration statement or prospectus for FUND, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by FUND or its designee, except with the written permission of FUND.

     4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the `40 Act or the `33 Act.

                         Article V. POTENTIAL CONFLICTS

     5.1 The FUND has received an order granting relief from various provisions of the `40 Act and the rules thereunder to the extent necessary to permit FUND shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive

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Order requires the FUND and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. The FUND will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.

     5.2 The Board will monitor FUND for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts investing in FUND. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of FUND are being managed;
(e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

     5.3 LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Variable Contract owners.

     5.4 If a majority of the Board or majority of its disinterested Directors, determines that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from FUND or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of FUND, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series

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thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of FUND, to withdraw the Separate Account's investment in FUND, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

     For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will FUND or ADVISER (or any other investment ADVISER of FUND) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

     5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

     5.6 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                               Article VI. VOTING

     6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in FUND calculates voting privileges in a manner consistent with other Participating Insurance Companies. LIFE COMPANY will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

     6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the `40 Act or the rules

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thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then FUND, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                          Article VII. INDEMNIFICATION


     7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless FUND, ADVISER and each of their directors, principals, officers, employees and agents and each person, if any, who controls FUND or ADVISER within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of FUND for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or

     (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of FUND not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the

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          Variable Contracts or FUND shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FUND by or on behalf of LIFE COMPANY; or

     (d) arise as a result of any failure by LIFE COMPANY to provide substantially the services and furnish the materials under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

     7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such

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party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.4 Indemnification by ADVISER. ADVISER agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ADVISER which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ADVISER or FUND by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for FUND or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or

     (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or persons under its control) or wrongful conduct of FUND or ADVISER or persons under their control, with respect to the sale or distribution of the Variable Contracts or FUND shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of FUND; or

     (d) arise as a result of (i) a failure by FUND to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of
          Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by ADVISER or FUND in this Agreement or arise out of or result from any other material breach of this Agreement by ADVISER or FUND.

     7.5 ADVISER shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     7.6 ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ADVISER of any such claim shall not relieve ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, ADVISER shall be entitled to participate at its own expense in the defense thereof. ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from ADVISER to such party of ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                         Article VIII. TERM; TERMINATION

     8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

     8.2 This Agreement shall terminate in accordance with the following provisions:

          (a) At the option of LIFE COMPANY or FUND at any time from the date hereof upon 60 days' notice, unless a shorter time is agreed to by the parties;

          (b) At the option of LIFE COMPANY, if FUND shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless FUND makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

          (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against FUND by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair FUND's ability to meet and perform FUND's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

          (d) At the option of FUND, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in FUND's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by FUND with said termination to be effective upon receipt of notice;

          (e) In the event FUND's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

          (f) At the option of FUND if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if FUND reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

          (g) At the option of LIFE COMPANY, upon FUND's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to FUND;

          (h) At the option of FUND, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of FUND within ten days after written notice of such breach is delivered to LIFE COMPANY;

          (i) At the option of FUND, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

          (j) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, FUND, and ADVISER, termination shall be effective immediately upon such occurrence without notice except that no such termination shall occur and no prior written consent need be given for FUND to assign this Agreement to a successor entity organized for the purpose of allowing the FUND to redomesticate to a different jurisdiction in a tax-free reorganization.

     8.3  Notwithstanding any termination of this Agreement pursuant to Section
8.2 hereof, FUND at LIFE COMPANY's option will continue to make available additional FUND shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless FUND discontinues to make additional FUND shares available to all beneficial owners. If FUND shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

     8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until thirty (30) days after the LIFE COMPANY shall have notified FUND of its intention to do so.

                               Article IX. NOTICES

     Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to FUND:
               PBHG Insurance Series Fund
               1400 Liberty Ridge Drive
               Wayne, PA 19087-5593
               Attention: Mr. Brian F. Bereznak

          With a copy to:
               PBHG Insurance Series Fund
               1400 Liberty Ridge Drive
               Wayne, PA 19087-5593
               Attention: John M. Zerrr, Esq.

          If to the ADVISER:
               Pilgrim Baxter & Associates, Ltd.
               1400 Liberty Ridge Drive
               Wayne, PA 19087-5593
               Attention: Mr. Eric C. Schneider

          With a copy to:
               Pilgrim Baxter & Associates, Ltd.
               1400 Liberty Ridge Drive
               Wayne, PA 19087-5593
               Attention: John M. Zerr, Esq.

           If to LIFE COMPANY:
               MONY Life Insurance Company
               1740 Broadway
               New York, NY 10019
               Attention: Secretary

     Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                            Article X. MISCELLANEOUS

     10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

     10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Directors or officers of FUND or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with FUND or a Portfolio must look solely to the property of FUND or that Portfolio, respectively, for enforcement of any claims against FUND or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

     10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by FUND, ADVISER and the LIFE COMPANY.

     10.9 In the event FUND terminates the existence of a Portfolio(s), ADVISER shall be liable for the payment of all expenses incurred in connection with any fund substitution undertaken by LIFE COMPANY as a result of such termination in an amount not to exceed $10,000. Such expenses shall include by not be limited to legal, accounting and brokerage costs.

     10.10 Subject to requirements of legal process and regulatory authority, each party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another party as such terms are defined in SEC Regulation S-P and shall not disclose or use such information without the express written consent of such party. Such written consent shall specify the purposes for which such information may be disclosed or used which disclosure or use shall be consistent with SEC Regulation S-P.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                        PBHG INSURANCE SERIES FUND

                                        By: /s/ LEE T. CUMMINGS
                                           -------------------------
                                        Name:
                                        Title:

                                        PILGRIM BAXTER & ASSOCIATES, LTD.

                                        By: /s/ ERIC C. SCHNEIDER
                                           ---------------------------
                                        Name:
                                        Title:

                                        MONY LIFE INSURANCE COMPANY

                                        By: /s/RICHARD E. CONNORS
                                            --------------------------
                                        Name:
                                        Title:

                                        By: /s/EVELYN PEOS
                                            --------------------------
                                        Name:
                                        Title:

                                   Appendix A

PBHG Insurance Series Fund - Portfolios

PBHG Mid-Cap Value Portfolio
PBHG Select Value Portfolio

                                   Appendix B

Separate Accounts                       Selected Portfolios
-----------------                       -------------------

MONY Variable Account L                 Flexible Premium Variable Universal Life
Established 11/28/90                    (MONY Variable Universal Life)

                                        Last Survivor Flexible Premium Variable
                                        Universal Life Policy
                                        (MONY Survivorship Variable Universal
                                        Life)

MONY Variable Account A                 Flexible Payment Variable Annuity
Established 11/28/90                    (MONY Variable Annuity)